Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com

KLA Corporation Reports Fiscal 2025 Second Quarter Results

•Total revenues were $3.08 billion, at the upper end of the guidance range of $2.95 billion +/- $150 million;
•GAAP diluted EPS was $6.16. Non-GAAP diluted EPS was $8.20, near the upper end of the guidance range. GAAP EPS was impacted by a $239.1 million impairment charge for goodwill and purchased intangible assets, or $1.76 per diluted share.
•Cash flow from operating activities for the quarter and last twelve months were $849.5 million and $3.65 billion, respectively, and free cash flow was $757.2 million and $3.36 billion, respectively; and
•Capital returns for the quarter and last twelve months were $876.9 million and $2.88 billion, respectively.
MILPITAS, Calif., January 30, 2025 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its second quarter of fiscal year 2025, which ended on December 31, 2024, and reported GAAP net income of $824.5 million and GAAP net income per diluted share of $6.16 on revenues of $3.08 billion.
“KLA’s December quarter results were above the midpoint of our guidance ranges despite navigating through the business impact of new U.S. government export controls released late in the quarter. These results supported a strong finish to calendar 2024 for KLA highlighted by relative revenue growth outperformance and strong profitability,” said Rick Wallace, president and CEO, KLA Corporation. “The return to growth at the leading-edge continues to gain momentum led by expanding AI and high-performance computing investments. KLA's differentiated portfolio of solutions aligns exceptionally well in helping enable our customers to navigate increasing technology complexity, growing design starts and larger semiconductor devices in an environment of rising semiconductor demand.”

GAAP Results
	Q2 FY 2025	Q1 FY 2025	Q2 FY 2024
Total Revenues	$3,077 million	$2,842 million	$2,487 million
Net Income	$825 million	$946 million	$583 million
Net Income per Diluted Share	$6.16	$7.01	$4.28

Non-GAAP Results
	Q2 FY 2025	Q1 FY 2025	Q2 FY 2024
Net Income	$1,098 million	$988 million	$839 million
Net Income per Diluted Share	$8.20	$7.33	$6.16
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2025 second quarter, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Third Quarter Fiscal 2025 Guidance
The following details our guidance for the third quarter of fiscal 2025 ending in March:
•Total revenues is expected to be in a range of $3.0 billion +/- $150 million
•GAAP gross margin is expected to be in a range of 60.6% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 62.0% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $7.77 +/- $0.60
•Non-GAAP diluted EPS is expected to be in a range of $8.05 +/- $0.60

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending March 31, 2025, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to environment, social and governance (“ESG”) matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG targets, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, escalation of hostilities in the Middle East, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for research and development is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2024, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,838,278	$1,977,129
Marketable securities	1,942,127	2,526,866
Accounts receivable, net	2,334,977	1,833,041
Inventories	3,046,340	3,034,781
Other current assets	610,882	659,327
Total current assets	9,772,604	10,031,144
Land, property and equipment, net	1,173,928	1,109,968
Goodwill, net	1,785,297	2,015,726
Deferred income taxes	1,002,169	915,241
Purchased intangible assets, net	548,645	668,764
Other non-current assets	719,053	692,723
Total assets	$15,001,696	$15,433,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$432,891	$359,487
Deferred system revenue	1,072,565	985,856
Deferred service revenue	521,424	501,926
Current portion of long-term debt	—	749,936
Other current liabilities	2,111,378	2,063,569
Total current liabilities	4,138,258	4,660,774
Long-term debt	5,882,387	5,880,199
Deferred tax liabilities	423,626	486,690
Deferred service revenue	333,758	294,460
Other non-current liabilities	639,118	743,115
Total liabilities	11,417,147	12,065,238
Stockholders’ equity:
Common stock and capital in excess of par value	2,346,346	2,280,133
Retained earnings	1,284,589	1,137,270
Accumulated other comprehensive loss	(46,386)	(49,075)
Total stockholders’ equity	3,584,549	3,368,328
Total liabilities and stockholders’ equity	$15,001,696	$15,433,566

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Product	$2,409,462	$1,921,809	$4,606,851	$3,758,473
Service	667,389	564,917	1,311,541	1,125,209
Total revenues	3,076,851	2,486,726	5,918,392	4,883,682
Costs and expenses:
Costs of revenues	1,221,461	976,746	2,368,892	1,923,637
Research and development	346,157	320,418	669,302	631,632
Selling, general and administrative	267,081	237,244	518,123	476,889
Impairment of goodwill and purchased intangible assets	239,100	219,000	239,100	219,000
Interest expense	74,981	74,202	157,152	148,436
Other expense (income), net	(44,458)	(32,154)	(85,393)	(58,893)
Income before income taxes	972,529	691,270	2,051,216	1,542,981
Provision for income taxes	148,002	108,736	280,838	219,072
Net income	$824,527	$582,534	$1,770,378	$1,323,909
Net income per share
Basic	$6.18	$4.30	$13.24	$9.74
Diluted	$6.16	$4.28	$13.17	$9.69
Weighted-average number of shares:
Basic	133,327	135,539	133,730	135,976
Diluted	133,926	136,254	134,415	136,684

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended December 31,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$824,527	$582,534
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Impairment of goodwill and purchased intangible assets	239,100	219,000
Depreciation and amortization	103,922	99,063
Unrealized foreign exchange (gain) loss and other	11,346	(34,346)
Stock-based compensation expense	61,841	48,620
Deferred income taxes	(68,976)	(65,158)
Net gain on sale of assets	(161)	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(394,604)	(160,265)
Inventories	64,958	(21,189)
Other assets	(90,845)	(104,872)
Accounts payable	67,080	2,692
Deferred system revenue	195,357	218,250
Deferred service revenue	22,927	68,821
Other liabilities	(186,957)	(230,908)
Net cash provided by operating activities	849,515	622,242
Cash flows from investing activities:
Proceeds from sale of assets	161	5,079
Capital expenditures	(92,323)	(76,801)
Purchases of available-for-sale securities	(489,033)	(451,800)
Proceeds from sale of available-for-sale securities	183,097	7,252
Proceeds from maturity of available-for-sale securities	1,010,660	427,128
Purchases of trading securities	(17,276)	(16,049)
Proceeds from sale of trading securities	18,420	16,715
Net cash provided by (used in) investing activities	613,706	(88,476)
Cash flows from financing activities:
Repayment of debt	(750,000)	—
Common stock repurchases	(650,121)	(437,817)
Payment of dividends to stockholders	(226,776)	(196,859)
Issuance of common stock	47,538	48,433
Tax withholding payments related to vested and released restricted stock units	(3,608)	(3,005)
Contingent consideration payable and other, net	—	(1,676)
Net cash used in financing activities	(1,582,967)	(590,924)
Effect of exchange rate changes on cash and cash equivalents	(19,178)	10,642
Net decrease in cash and cash equivalents	(138,924)	(46,516)
Cash and cash equivalents at beginning of period	1,977,202	1,711,570
Cash and cash equivalents at end of period	$1,838,278	$1,665,054
Supplemental cash flow disclosures:
Income taxes paid, net	$361,833	$506,046
Interest paid	$25,059	$24,818
Non-cash activities:
Contingent consideration payable - financing activities	$—	$155
Dividends payable - financing activities	$2,104	$2,132
Unsettled common stock repurchase - financing activities	$5,500	$10,999
Accrued purchase of land, property and equipment - investing activities	$11,354	$18,312

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2024	2023	2024	2023
Revenues:
Semiconductor Process Control	$2,755,743	$2,194,079	$5,330,894	$4,329,557
Specialty Semiconductor Process	160,407	150,065	288,741	276,784
PCB and Component Inspection	161,080	143,032	299,063	279,075
Total revenues for reportable segments	3,077,230	2,487,176	5,918,698	4,885,416
Corporate allocations and effects of changes in foreign currency exchange rates	(379)	(450)	(306)	(1,734)
Total revenues	$3,076,851	$2,486,726	$5,918,392	$4,883,682
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Six Months Ended
(In thousands, except per share amounts)		December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income		$824,527	$945,851	$582,534	$1,770,378	$1,323,909
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	58,656	56,694	59,307	115,350	122,551
Restructuring, severance and other charges	b	2,133	2,862	1,270	4,995	1,270
Impairment of goodwill and purchased intangible assets	c	239,100	—	219,000	239,100	219,000
Income tax effect of non-GAAP adjustments	d	(23,160)	(19,486)	(22,806)	(42,646)	(43,205)
Discrete tax items	e	(2,812)	2,233	(103)	(579)	2,152
Non-GAAP net income		$1,098,444	$988,154	$839,202	$2,086,598	$1,625,677
GAAP net income per diluted share		$6.16	$7.01	$4.28	$13.17	$9.69
Non-GAAP net income per diluted share		$8.20	$7.33	$6.16	$15.52	$11.89
Shares used in diluted net income per share calculation		133,926	134,858	136,254	134,415	136,684

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Goodwill and Purchased Intangible Asset Impairment	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended December 31, 2024
Costs of revenues	$43,348	$429	$—	$43,777
Research and development	2,994	1,166	—	4,160
Selling, general and administrative	12,314	538	—	12,852
Impairment of goodwill and purchased intangible assets	—	—	239,100	239,100
Total in three months ended December 31, 2024	$58,656	$2,133	$239,100	$299,889
Three Months Ended September 30, 2024
Costs of revenues	$44,090	$901	$—	$44,991
Research and development	—	1,087	—	1,087
Selling, general and administrative	12,604	874	—	13,478
Total in three months ended September 30, 2024	$56,694	$2,862	$—	$59,556
Three Months Ended December 31, 2023
Costs of revenues	$46,078	$467	$—	$46,545
Research and development	—	417	—	417
Selling, general and administrative	13,229	386	—	13,615
Impairment of goodwill and purchased intangible assets	—	—	219,000	219,000
Total in three months ended December 31, 2023	$59,307	$1,270	$219,000	$279,577
Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$849,515	$622,242	$3,647,346	$3,475,952
Capital expenditures	(92,323)	(76,801)	(285,254)	(308,443)
Free cash flow	$757,192	$545,441	$3,362,092	$3,167,509
Capital Returns Calculation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2024	2023	2024	2023
Payments of dividends to stockholders	$226,776	$196,859	$819,530	$738,730
Common stock repurchases	650,121	437,817	2,060,021	1,760,240
Capital returns	$876,897	$634,676	$2,879,551	$2,498,970

Third Quarter Fiscal 2025 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending March 31, 2025
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$7.17	$8.37
Acquisition-related charges	a	0.40	0.40
Restructuring, severance and other charges	b	0.02	0.02
Income tax effect of non-GAAP adjustments	d	(0.14)	(0.14)
Non-GAAP net income per diluted share		$7.45	$8.65
Shares used in net income per diluted share calculation		133.3	133.3
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending March 31, 2025
		Low	High
GAAP gross margin		59.6%	61.6%
Acquisition-related charges	a	1.4%	1.4%
Non-GAAP gross margin		61.0%	63.0%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:
a.Acquisition-related charges primarily include amortization of intangible assets and write-offs due to abandonment of in-process research and development projects. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance.
c.Impairment of goodwill and purchased intangible assets in the three and six months ended December 31, 2024 as well as the three and six months ended December 31, 2023 included non-cash expense recognized as a result of the company's testing for goodwill impairment and long-lived assets impairment. The impairment charge in fiscal 2024 resulted from the downward revision of financial outlook for our PCB and Display reporting units. The impairment charge in fiscal 2025 resulted from the continued deterioration of the long-term forecast for our PCB business. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in the three and six months ended December 31, 2024 include the recognition of a deferred tax asset on foreign currency gains/losses resulting from new tax legislation. Discrete tax items in the three and six months ended December 31, 2023 included a one-time tax benefit resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in all periods presented included a tax impact relating to the amortization of the aforementioned tax benefit or similar tax benefits recorded in other periods.